EXHIBIT 5.1
June 15, 2006
Brigham Exploration Company
6300 Bridge Point Parkway, Suite 500
Austin, Texas 78730
     Re: Registration Statement on Form S-8
Dear Ladies and Gentlemen:
     We have acted as counsel for Brigham Exploration Company, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 filed with the Securities and Exchange Commission. The Registration Statement is registering the offer and sale or resale of an aggregate of 430,000 shares (the “Shares”) of the Company’s common stock, par value $.01 per share, issued or issuable under the Company’s 1997 Director Stock Option Plan (the “Plan”).
     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the organizational and governing documents of the Company, as amended to the date hereof, the Registration Statement, such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others and such other documents, certificates and records as we have deemed necessary as a basis for the opinions set forth below.
     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of the originals of the documents submitted to us, the conformity to authentic original of any documents submitted to us as copies, the authenticity of the originals of such latter documents and that the Registration Statement will have become effective and comply with all applicable laws. In making our examination of executed documents and documents to be executed, we have assumed that the parties thereto had or will have the corporate or other power to enter into and perform all obligations thereunder, and have also assumed the due authorization by all requisite corporate or other action and the due execution and delivery by such parties of such documents. As to any facts material to the opinions expressed herein which were not independently established or verified by us, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.
     Based upon the foregoing and in reliance thereon, we advise you that in our opinion, the Shares, when issued and delivered in accordance with the provisions of the Plan, will be validly issued, fully paid and non-assessable.
     The opinions expressed above are limited by and subject to the following qualifications:

     (a) We express no opinion other than as to the federal laws of the United States of America, the laws of the State of Texas and the General Corporation Law of the State of Delaware. However, we are not members of the bar of the State of Delaware. Our knowledge of the General Corporation Law of the State of Delaware is derived from a reading of those statutes without consideration of any judicial or administrative interpretations thereof.
     (b) In rendering the opinions expressed herein, we have assumed that no action that has been taken by the Company in connection with the matters described or referred to herein will be modified, rescinded or withdrawn after the date hereof.
     (c) In rendering the opinions expressed above, we have assumed that the necessary number of shares are authorized and available for issuance pursuant to the Company’s Certificate of Incorporation.
     (d) This opinion letter is limited to the matters expressly stated herein, and no opinions may be inferred or implied beyond the matters expressly stated herein. The opinions expressed herein are rendered and speak only as of the date hereof and we specifically disclaim any responsibility to update such opinions subsequent to the date hereof or to advise you of subsequent developments affecting such opinions
     We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Respectfully submitted,
/s/ Thompson & Knight LLP
Thompson & Knight LLP

KAP
JED